Press Release	Source: Smart-tek Solutions Inc.

Smart-tek Solutions Inc.’s Trading Symbol STTK Reinstated Effective Today

CORTE MADERA, Calif.--October 28, 2005—Smart-tek Solutions, Inc. (OTCBB:STTK) announced today that its ticker symbol STTKE has been changed to STTK effective immediately.

SCI, in business since 1997, is a market leader in integrated security, voice and data communication systems and specializing in the design, sale, installation and service of CCTV, access control, intercom and communication systems. SCI provides seamless integration of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a leading security and low voltage systems provider in the Greater Vancouver area, currently supplying over 45% of new construction projects in the downtown core alone.

SCI's current projects include over 20 hi-rise projects comprising approximately 2,500 units, and an additional 6 commercial and government projects. SCI clients include 911 emergency call centers, municipal and federal law enforcement agencies, municipalities, utilities, airports, property developers and general contractors both national and international.

More information about Smart-tek Solutions Inc. can be found at http://www.smart-teksolutions.com

More information about SCI can be found at http://www.smart-tek.com.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Royce's reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its annual report on Form 10-KSB and its most recent quarterly report on Form 10-QSB for the quarter ended March 31, 2005 for further information and factors that may affect Royce's business and results of operations. Royce Biomedical, Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

     Smart-tek Solutions Inc.

     Donald Gee, 415-738-8887

     ir@smart-teksolutions.com